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                                                               EXHIBIT (a)(1)(C)

                       APPLIED MICRO CIRCUITS CORPORATION
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                              NOTICE OF WITHDRAWAL

To AMCC Stock Administration:

     I previously signed, dated and returned an Election Form in which I elected to accept AMCC's Offer to Exchange Outstanding Options to Purchase Common Stock (the "Offer"). Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

     I now wish to change my previous election and reject AMCC's Offer. I understand that by signing this Notice and delivering it to Stock
Administration, I will be withdrawing my acceptance of the Offer, and rejecting the Offer, in its entirety.

     I understand that in order to reject the Offer, I must sign, date and deliver this Notice to Stock Administration, as provided in the attached instructions, before 12:00 midnight, Pacific Standard Time, on November 27, 2001, or if AMCC extends the Offer, before the extended Expiration Date.

     By rejecting the Offer to Exchange, I understand that I will not receive any Replacement Options, and I will keep my Eligible Option Grants. These options will continue to be governed by the stock option plan under which these options were granted and the existing option agreements between AMCC and me.

     I understand that I may change this election, and once again accept the Offer, by delivering a new Election Form to Stock Administration in accordance with its instructions prior to 12:00 midnight, Pacific Standard Time, on November 27, 2001.

     I have completed and signed the following exactly as my name appears on my original Election Form.

     I do not accept the offer to exchange options.


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Optionee Signature                     Government ID (ie Social Security #,
                                       Social Insurance #, etc.)


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Optionee Name (Please print)           E-mail Address             Date and Time

RETURN THIS NOTICE OF WITHDRAWAL TO AMCC STOCK ADMINISTRATION NO LATER THAN 12:00 MIDNIGHT, PACIFIC STANDARD TIME, ON NOVEMBER 27, 2001 VIA HAND DELIVERY, INTEROFFICE MAIL OR FACSIMILE TO (858) 535-3502.

AMCC STOCK ADMINISTRATION WILL SEND YOU AN EMAIL CONFIRMATION WITHIN 3 BUSINESS DAYS OF RECEIPT.

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                    INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL

     1. Delivery of Notice of Withdrawal.

     A properly completed and executed original of this Notice of Withdrawal must be delivered to AMCC Stock Administration at 6290 Sequence Drive, San Diego, CA 92121, via hand delivery, interoffice mail or facsimile at (858) 535-3502, on or before 12:00 midnight Pacific Standard Time on November 27, 2001(the Expiration Date).

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You should allow sufficient time to ensure timely delivery.

     Although by submitting a Notice of Withdrawal of your election, you have withdrawn your election to exchange your Eligible Option Grants, you may change your mind and re-accept the Offer at any time prior to the Expiration Date. If the Company extends the Expiration Date, you may elect to accept the Offer at any time until the new Expiration Date. To change your election, you must deliver a new signed and dated Election Form in accordance with its instructions to the Company before the Expiration Date. Your options will not be properly exchanged for purposes of the Offer unless you again elect to accept the Offer before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     If you do not wish to withdraw your election IN ITS ENTIRETY, you should
                                                  ---------------      ------
not fill out this Notice of Withdrawal. If you wish to change your election with
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respect only to particular Eligible Option Grants, then you should complete and deliver a new Election Form instead. As noted in the Offer, you may select Eligible Option Grants to be exchanged for Replacement Options. You do not have to exchange all your Eligible Option Grants, but for each individual Eligible Option Grant you do choose to exchange, you must cancel the entire outstanding, unexercised portion, as well as any other options issued to you after April 29, 2001. You may change your mind about which Eligible Option Grants you would like to exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular Eligible Option Grants you elected to exchange at any time until the new Expiration Date. To change your election regarding any particular Eligible Option Grants you previously elected to exchange while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in its Instructions. You must indicate on the new Election Form that it replaces a previously submitted Election Form in the check box provided on the form. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     2. Other Information on This Notice of Withdrawal. In addition to signing this Notice of Withdrawal, you must print your name and indicate the date and time at which you signed. You must also include your email address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     3. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal should be directed to Stock Administration at AMCC, 6290 Sequence Drive, San Diego, CA 92121, telephone number (858) 535-3462, or mailto:stockadm@amcc.com.
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